Exhibit 99.1

Statement Under Oath of Principal Executive Officer Regarding Facts and
Circumstances Relating to Exchange Act Filings

I, Roy Vallee, state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of Avnet Inc. and, except as corrected or supplemented in a subsequent covered report:

•	no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•	no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2) I have reviewed the contents of this statement with the Company’s audit committee.

(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	the Annual Report on Form 10-K for the fiscal year ended June 28, 2002 of Avnet, Inc.;

•	all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Avnet, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

By: /s/ Roy Vallee

Roy Vallee September 26, 2002

Subscribed and sworn to
before me this 26th day of
September 2002.

/s/ Sandra M. Craig
Notary Public

My Commission Expires: 08/23/04